UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2017

SIMLATUS CORP.
(Exact name of Company as specified in its charter)

Nevada	000-53276	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

175 Joerschke Dr., Suite A Grass Valley, CA 95945
(Address of principal executive offices)

Phone: (530) 205-3437
(Company ’s Telephone Number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

On May 24, 2017, Mr. Gary Tilden tendered his resignation as President, Chief Executive Officer and Secretary of the Company, effective June 1, 2017.  The resignation did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Tilden will continue assisting the Company pursuant to a Consulting Agreement effective June 1, 2017.  Further, the Company will issue Mr. Tilden Preferred Series A Shares in exchange of accrued salary and expenses Additionally, Mr. Tilden will return 250 Shares of Series B Voting Preferred Shares to the Company for cancellation.

On May 24, 2017, Mr. Robert Stillwaugh was appointed the position of President, and Chief Executive Officer of the Company, effective June 1, 2017.  Mr. Stillwaugh will be compensated under his Employment Agreement entered into on April 1, 2016, and will receive no additional compensation pursuant to his appointment.

Mr. Stillwaugh is a recognized icon in the commercial broadcast and television industry. After graduating from the University of Cincinnati with a Bachelor degree in Radio-Television Broadcasting, he spent the next 50 years in the broadcast and television industry gaining extensive experience in television station operations and management, product design and product integration. Bob served 24 years with Grass Valley Group, a widely recognized brand in the industry, located in Northern California's Tech Arena, where he specialized in engineering, product development and systems engineering as he managed the customs products group. After his tenure with the Grass Valley Group, he spent the next 17 years as a VP of Engineering as well as a founder and President of his own company where he developed proprietary broadcast systems for giants such as CBS, FOX, NBC, ABC, Warner Bros., ESPN, and DirecTV. These products are the 'gold-standard' in today's market as Simlatus continues to expand its existing revenue stream, selling the legacy products developed by Mr. Stillwaugh. Today Mr. Stillwaugh is devoting his full time to Simlatus to grow its legacy products, and its new immersive product line to meet the future technology needs of the industry.

On May 24, 2017, Mr. Mike Schatz was appointed the position as Secretary of the Company, effective June 1, 2017.  Mr. Schatz will be compensated under his Employment Agreement entered into on April 1, 2016 and will receive no additional compensation pursuant to his appointment.

Mr. Schatz has had an extensive career in business, while after serving 4 years in the U.S. Air Force he started his career with General Electric Nuclear Power Division in their information systems section as a computer specialist.  He then spent 17 years working for Hewlett-Packard designing PC boards, CAD system management and  instructed R&D personnel in CAD design concepts and practices. Mr. Schatz was employed by a variety of tech companies later in his career, such as Crucial Technology, a division of Micron Technology, and RJM & Associates, LLC. Today, Mr. Schatz leads Simlatus with product design, manufacturing and R&D.

ITEM 8.01 OTHER EVENTS

On May 25, 2017, the Company published a Press Release relative to the resignation of Mr. Tilden and the appointment of Mr. Stillwaugh.

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO EXHIBITS

Exhibit No.                             Description

10.1	Consulting Agreement with Gary Tilden

10.2	Employment Agreement with Robert Stillwaugh

10.3	Employment Agreement with Mike Schatz

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2017

Simlatus Corporation

/s/Gary Tilden
__________________________________
By:  Gary Tilden, CEO and President